Exhibit 5


                                FOURTH AMENDMENT

     THIS FOURTH AMENDMENT dated as of May 13, 2002 (this "Amendment") amends the Amended and Restated Credit Agreement dated as of December 31, 2000 (as previously amended, the "Credit Agreement") among Grubb & Ellis Company (the "Borrower"), various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.


     WHEREAS, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1 AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Credit Agreement is amended as follows:

     1.1 ADDITION OF DEFINITIONS. The following new definitions are added to the Credit Agreement in proper sequence:

          "KOJAIAN INVESTORS" means, collectively, Kojaian Ventures, L.L.C., Mike Kojaian, C. Michael Kojaian and their respective Affiliates.

          "PERMITTED PERSON" means Warburg or the Kojaian Investors.

     1.2 AMENDMENT TO DEFINITION OF "EQUITY OFFERING". The definition of "Equity Offering" is amended in its entirety to read as follows:

          "EQUITY OFFERING" means the issuance of equity of the Borrower, or Indebtedness that is convertible into equity of the Borrower, to one or more Persons in an amount not less than $11,000,000, in each case having terms reasonably acceptable to the Required Lenders.

     1.3 AMENDMENT TO SECTION 9(K). Section 9(k) is amended in its entirety to read as follows:

     (k)(A) (i) No Permitted Person shall have the power to vote or direct the voting of securities having at least 35% of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis) and
(ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding any Permitted Person and the members or partners thereof, shall become or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more of the outstanding common stock of the Borrower or (B) (i) a Permitted Person shall have the power to vote or direct the voting of securities having at least 35% or more of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis) and (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding any Permitted Person and the members or partners thereof shall become or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of a percentage ownership of the outstanding common stock of the Borrower that exceeds the percentage held by such Permitted Person.

     1.4 AMENDMENT TO SECTION 12. Section 12.3 is amended in its entirety to read as follows:

          12.3 PREPAYMENT OR CONVERSION OF ADDITIONAL TERM LOAN. The Borrower may prepay the Additional Term Loan made by Warburg (a) after all other Borrower Obligations have been paid in full in cash; or (b) so long as no Default or Event of Default exists or would result therefrom, with the proceeds of the Equity Offering. The Borrower may convert the Additional Term Loan into equity of the Borrower pursuant to the terms of a promissory note issued to the Additional Term Lender substantially in the form of Exhibit B to the Fourth Amendment to this Agreement.

     SECTION 2 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Lenders that, after giving effect to the effectiveness hereof, (a) each warranty set forth in Section 5 of the Credit Agreement (other than those which speak as of a particular earlier date) is true and correct as of the date of the execution and delivery of this Amendment by the Borrower, with the same effect as if made on such date, and (b) no Event of Default or Default exists.

     SECTION 3 EFFECTIVENESS. The amendments set forth in SECTION 1 above shall become effective when the Administrative Agent shall have received (a) counterparts of this Amendment executed by the Borrower and the Required Lenders, (b) a Confirmation, substantially in the form of EXHIBIT A, signed by the Borrower and each Subsidiary Guarantor and (c) payment of all amounts payable to the Administrative Agent pursuant to Section 11.5 of the Credit Agreement, to the extent invoices therefor have been delivered to the Borrower.

     SECTION 4 MISCELLANEOUS.

     4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness of this Amendment, all references in the Credit Agreement and the other Loan



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Documents to "Credit Agreement" or similar terms shall refer to the Credit
Agreement as amended hereby.

     4.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     4.3 GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

     4.4 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Lenders and the Administrative Agent.

     4.5 OPTION AGREEMENT. The Required Lenders (a) acknowledge that the Borrower will exercise the Refinancing Option under and as defined in the Option Agreement on or prior to May 14, 2002 (the "Refinancing Closing Date"), (b) acknowledge that, effective on the Refinancing Closing Date (but only upon execution and delivery by Kojaian, as defined below, of a joinder agreement reasonably acceptable to the Administrative Agent), (i) Kojaian Ventures, L.L.C. ("Kojaian") will become the Additional Term Lender and will make an additional term loan (the "Kojaian Term Loan") to the Borrower in an amount equal to the sum of (x) $11,000,000 plus (y) accrued and unpaid interest on the Additional Term Loan made by Warburg plus (z) up to $100,000 of expenses of Warburg in connection with the making of the Additional Term Loan and related transactions,
(ii) Warburg will cease to be the Additional Term Lender and (iii) except to the extent the context otherwise requires, any reference in the Credit Agreement to the "Additional Term Lender" shall be deemed to refer to Kojaian and any reference in the Credit Agreement to the "Additional Term Loan" shall be deemed to refer to the Kojaian Term Loan, and (c) consent to the issuance by the Borrower of a note to Kojaian substantially in the form of EXHIBIT B.



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     Delivered at Chicago, Illinois, as of the day and year first above written.

                                        GRUBB & ELLIS COMPANY


                                        By: /s/ Ian Y. Bress
                                            ------------------------------------
                                        Title: Chief Financial Officer


                                        BANK OF AMERICA, N.A., as
                                        Administrative Agent


                                        By: Michael R. Heredia
                                            ------------------------------------
                                        Title: Managing Director


                                        LENDERS:

                                        BANK OF AMERICA, N.A., as a Lender


                                        By: Michael R. Heredia
                                           -------------------------------------
                                        Title: Managing Director


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Documentation Agent and as a Lender


                                        By: David Pelaia
                                            ------------------------------------
                                        Title: Officer


                                        AMERICAN NATIONAL BANK AND TRUST
                                        COMPANY OF CHICAGO, as Syndication Agent and as a Lender


                                        By: Dennis Saletta
                                            ------------------------------------
                                        Title: First Vice President

                                   Exhibit A
                                  CONFIRMATION

                            Dated as of May __, 2002


To: Bank of America, N.A., individually and as Agent, and the other financial institutions party to the Credit Agreement referred to below


     Please refer to (a) the Amended and Restated Credit Agreement dated as of December 31, 2000 (as amended, the "Credit Agreement") among Grubb & Ellis Company, various financial institutions (the "Lenders") and Bank of America, N.A., as administrative agent (the "Administrative Agent"); (b) the other "Loan Documents" (as defined in the Credit Agreement), including the Guaranty and Collateral Agreement; and (c) the Fourth Amendment dated as of the date hereof to the Credit Agreement (the "Fourth Amendment").

     Each of the undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the Fourth Amendment and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

                                        GRUBB & ELLIS COMPANY
                                        GRUBB & ELLIS CONSULTING SERVICES
                                          COMPANY
                                        GRUBB & ELLIS NEW YORK, INC.
                                        GRUBB & ELLIS OF MICHIGAN, INC.
                                        GRUBB & ELLIS OF NEVADA, INC.
                                        GRUBB & ELLIS OF OREGON, INC.
                                        GRUBB & ELLIS AFFILIATES, INC.
                                        GRUBB & ELLIS MANAGEMENT SERVICES, INC.
                                        GRUBB & ELLIS MANAGEMENT SERVICES OF
                                          MICHIGAN, INC.
                                        HSM INC.
                                        LANDAUER HOSPITALITY INTERNATIONAL, INC.



                                        By: /s/ Ian Y. Bress
                                            --------------------------------
                                        Name: Ian Y. Bress
                                        Title: Chief Financial Officer